EXHIBIT 21
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            LIST OF SUBSIDIARIES OF BLONDER TONGUE LABORATORIES, INC.
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1.   Blonder Tongue International, Inc.

2.   Blonder Tongue Investment Company

3.   Vu-Tech Communications, Inc. (79% - owned subsidiary)

4.   BDR Broadband, LLC (80% - owned subsidiary)